
<ARTICLE>                     5
<LEGEND>
                     UNITED PAYORS & UNITED PROVIDERS, INC.
                                AND SUBSIDIARIES
                         AMENDED FINANCIAL DATA SCHEDULE
             AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

     This schedule contains summary financial information extracted from the Consolidated Balance Sheets and Statements of Operations of United Payors &
United Providers, Inc. as of and for the nine months ended September 30, 1997 and is qualified in its entirety by reference to such financial statements. This schedule has been amended to reflect the adoption of the provisions of Statement of Accounting Standards No. 128, Earnings Per Share, which establishes standards for computing and presenting basic and diluted earnings per share and requires the restatement of previously presented earnings per share data.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                                              DEC-31-1997
<PERIOD-START>                                                 JAN-01-1997
<PERIOD-END>                                                   SEP-30-1997
<CASH>                                                           7,513,131
<SECURITIES>                                                    11,418,464
<RECEIVABLES>                                                   10,939,768
<ALLOWANCES>                                                             0
<INVENTORY>                                                              0
<CURRENT-ASSETS>                                                30,560,630
<PP&E>                                                           5,112,657
<DEPRECIATION>                                                   1,157,067
<TOTAL-ASSETS>                                                  75,225,678
<CURRENT-LIABILITIES>                                           11,329,580
<BONDS>                                                          8,145,760
<PREFERRED-MANDATORY>                                                    0
<PREFERRED>                                                              0
<COMMON>                                                        33,515,798
<OTHER-SE>                                                      20,724,540
<TOTAL-LIABILITY-AND-EQUITY>                                    75,225,678
<SALES>                                                                  0
<TOTAL-REVENUES>                                                42,580,418
<CGS>                                                                    0
<TOTAL-COSTS>                                                   25,962,119
<OTHER-EXPENSES>                                                         0
<LOSS-PROVISION>                                                         0
<INTEREST-EXPENSE>                                                  21,908
<INCOME-PRETAX>                                                 18,108,569
<INCOME-TAX>                                                     7,319,108
<INCOME-CONTINUING>                                             10,789,461
<DISCONTINUED>                                                           0
<EXTRAORDINARY>                                                          0
<CHANGES>                                                                0
<NET-INCOME>                                                    10,789,461
<EPS-PRIMARY>                                                         0.94
<EPS-DILUTED>                                                         0.92

